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                              CONSULTING AGREEMENT


                  This CONSULTING AGREEMENT ("Agreement") is made and entered into as of April 2, 1998 by and between ASTORIA FINANCIAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware and having its executive offices at One Astoria Federal Plaza, Lake Success, New York 11042-1085 ("Corporation") and LAWRENCE W. PETERS, residing at 143 CABOT ROAD, MASSAPEQUA, NEW YORK 11758 ("Consultant").


                                   WITNESSETH:


                  WHEREAS, pursuant to an Agreement and Plan of Merger by and between the Corporation and Long Island Bancorp, Inc. ('Seller") dated April 2, 1998 ("Agreement and Plan of Merger"), the Corporation and the Seller have agreed to a merger of the Seller with the Corporation, effective as of the closing date specified in the Agreement and Plan of Merger ("Closing Date"); and

                  WHEREAS, the Consultant is a senior executive officer of the Seller and is familiar with its business, operations and properties; and

                  WHEREAS, the Consultant is a party to Employment Agreements with the Seller and The Long Island Savings Bank, FSB ('Seller Bank") which provide a financial incentive for him to resign from employment with the Seller and the Seller Bank or their successors upon consummation of a transaction of the nature contemplated by the Agreement and Plan of Merger; and

                  WHEREAS, for purposes of facilitating a smooth transition in ownership and control, and an effective consolidation of the Seller's operations with those of the Corporation, the Corporation wishes to secure for itself and its wholly owned subsidiary, Astoria Federal Savings and Loan Association ("Association"), the services of the Consultant for a period of one year following the Closing Date; and

                  WHEREAS, the Consultant is willing to make his services available to the Corporation on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, the Corporation and the Consultant hereby agree as follows:

                  Section 1.        Engagement; Period of Engagement.

                  (a) The Corporation offers to engage the Consultant, and the Consultant hereby accepts such engagement, to provide services to the Corporation as a consultant for the period established under this section 1 ("Period of Engagement"). The Period of Engagement shall be for one year beginning on the Closing Date and ending on the first anniversary date of


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the Closing Date.

                  (b) Notwithstanding anything herein to the contrary, the Period of Engagement shall end upon any termination of this Agreement pursuant to section 6.

                  Section 2.        Extent of Services.

                  (a) During the Period of Engagement, the Consultant shall hold himself available during regular business hours to perform such services in connection with the transition of the ownership and operation of the businesses and assets acquired by the Corporation pursuant to the Agreement and Plan of Merger and the other businesses of the Corporation and its affiliates as the Corporation may reasonably request; provided, however, that the Corporation shall have no obligation to avail itself of the Consultant's services. The services which may be required of the Consultant hereunder may include, but are not limited to, preserving the Seller Bank's franchise by promoting the Association and its products and services in communities previously served by the Seller Bank; promoting the recognition and acceptance of the Association as the Seller Bank's successor among the Seller Bank's customers; and otherwise facilitating the transition of ownership and control and an effective consolidation of the Seller's operations with those of the Corporation. The Corporation may, in its sole and absolute discretion, engage other employees or independent contractors to perform any or all of the services for which the Consultant is available under this section 2(a). The Consultant may engage in business activities and perform services as an employee or independent contractor (other than for the Corporation) to the extent that such business activities and/or the performance of such services does not impair the Consultant's availability to perform services for the Corporation as contemplated by this Agreement or contravene the provisions of section 5 of this Agreement.

                  (b) In the performance of any services required of him hereunder, the Consultant shall have exclusive control over the manner of performance of such services, including, without limitation: the selection, supervision and compensation of personnel, if any, in addition to the Consultant to be involved in the performance of such services; the selection of methods, procedures, strategies and equipment to be employed in the performance of such services; and determination of the times, places and dates at which such services will be performed. The Consultant shall provide his consulting services under this Agreement to the Chairman of the Corporation or a designee of the Chairman of the Corporation.

                  Section 3.        Compensation.

                  In consideration for the availability of the Consultant's services hereunder, as well as for any services to be provided under section 2(a), the Corporation shall pay to the Consultant a retainer at the annual rate of FIVE HUNDRED THOUSAND DOLLARS ($500,000), payable in advance in monthly installments, the first such installment to be paid on the first business day of the first calendar month following the Closing Date; provided, however, that no payment shall be made for any month after the month in which this Agreement terminates as provided in section 6 hereof.


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                  Section 4.        Expenses.

                  (a) The Corporation shall provide the Consultant with office facilities and secretarial and other support services on its premises to the extent required to perform the consulting services contemplated herein, as determined by the Corporation in its discretion.

                  (b) If, in connection with the performance of service hereunder at the request of the Corporation, the Consultant incurs out-of-pocket costs for expenses for travel, meals and lodging or other reasonable expenses of a type for which other providers of professional services to the Corporation would be reimbursed by the Corporation, he shall be entitled to reimbursement therefor by the Corporation in accordance with the reasonable standards and procedures established by the Corporation and communicated to the Consultant.

                  Section 5.        Confidentiality; Nonsolicitation.

                  (a) During the Period of Engagement and at all times thereafter, the Consultant, except as previously authorized by the Corporation in writing, shall keep confidential and shall refrain from using or disclosing for the benefit of any person or entity other than the Corporation or the Association any document or information obtained in the course of performing services under this Agreement or as an officer, employee, or director of Seller or Seller Bank prior to the Closing Date. The preceding sentence shall not apply to the use or disclosure of any such document or information: (i) on or following the date on which such information or document is first readily ascertainable from public or published information or trade sources; or (ii) in connection with any judicial or administrative investigation, inquiry or proceeding to the extent compelled pursuant to applicable law and as to which, unless expressly prohibited by applicable law, the Consultant has given notice to the Corporation as soon as reasonably practicable after such compulsion.

                  (b) The Consultant acknowledges that during the course of his employment with the Seller or Seller Bank and performance of service for the Corporation he may develop or otherwise acquire papers, files or other records involving or relating to confidential or secret plans, design information of any kind, devices, material, research, new product development, customers or customer lists. All such papers, files and other records identified as confidential by the Corporation shall be the exclusive property of the Corporation and shall, together with any and all copies thereof, be returned to the Corporation (or the Consultant shall certify to the Company that any such materials not returned have been destroyed) upon the earliest to occur of the termination of this Agreement, the expiration of the Period of Engagement, and a request by the Corporation for the return thereof.

                  (c) The Consultant hereby covenants and agrees that, during the Period of Engagement and for six months thereafter, he shall not, without the written consent of the Corporation, either directly or indirectly:

                  (i) solicit, offer employment to, or take any other action intended to cause any officer or employee of the Corporation or any affiliate to terminate his


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         or her employment and accept  employment or become  affiliated with, or provide services for compensation in any capacity whatsoever to, any entity that directly or indirectly competes with this Corporation in any market area in which it is then active;

                  (ii) provide any information, advice or recommendation with respect to any such officer or employee of any entity engaged or to be engaged in the same or a competing business with the Corporation or any affiliate that is intended to cause any officer or employee of the Corporation or any affiliate to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any entity that directly or indirectly competes with the Corporation or any affiliate in any market area in which it is then active;

                  (iii) solicit, provide any information, advice or recommendation or take any other action intended, or to cause any customer of the Corporation or any affiliate to terminate an existing business or commercial relationship with the Corporation or any affiliate; or

                  (iv) take any action as a result of which the relations between the Corporation and its affiliates and their customers or others are impaired or which is otherwise detrimental to the business of the Corporation and its affiliates as then conducted.

                  (d) The duties and obligations imposed on the Consultant under this section 5 are intended to be in addition to, and not in limitation or exclusion of, any duties and obligations which the Consultant may owe to the Corporation or its affiliates under applicable law. This section 5 shall be construed and enforced so as to give effect to this intent. The Consultant hereby stipulates that the Corporation has a legitimate business interest in restricting the Consultant's activities in the manner provided herein, and that the compensation paid to him hereunder is adequate compensation to him for the imposition and observance of such restrictions.

                  Section 6.        Termination of Agreement.

                  This Agreement and the Period of Engagement established hereunder shall terminate immediately upon the occurrence of any of the following events: (i) the Consultant's death; (ii) a determination by the Corporation, on the basis of a report from a competent medical doctor (to which the Consultant shall have access), that the Consultant is mentally or physically unable to perform the services which may be required of him hereunder for a period of at least 180 consecutive days; (iii) the Consultant's material breach of his obligations under sections 2 or 5 hereof and subsequent failure to substantially cure such breach after notice of such breach; (iv) the Consultant has been convicted of a felony; or (v) the Consultant's voluntary termination, upon 30 days notice to the Corporation, of this Agreement. Following the termination of this Agreement, the Corporation shall have no further obligations hereunder, but the Consultant shall continue to be bound by the provisions of sections 5, 7 and 17.


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                  Section 7.        No Employment Relationship Created.

                  The relationship between the Corporation and the Consultant shall be that of client and independent contractor. The Corporation shall not assume, and specifically disclaims, any obligations of an employer to an employee which may exist under applicable law. The Consultant shall not have any of the rights of an employee with respect to the Corporation, and specifically waives any and all such rights. The Consultant hereby agrees to take any and all such actions as the Corporation may reasonably request in order to establish that no employment relationship exists between the parties. The Consultant shall be treated as an independent contractor for all purposes of federal, state and local income taxes and payroll taxes.

                  Section 8.        Right to Specific Performance.

                  The Consultant hereby agrees that any breach of his covenants and agreements under sections 5, 7 or 17 of this Agreement will cause irreparable injury to the Corporation for which the Corporation has no adequate remedy at law. Therefore, the Consultant agrees that each and every covenant and agreement set forth in section 5, 7 and 17 shall, in addition to and not by way of limitation of any other remedy (including money damages) which may be available, be specifically enforceable against him by any party entitled to enforcement thereof.

                  Section 9.        Successors and Assigns.

                  This Agreement will inure to the benefit of and be binding upon the Consultant, his legal representatives and testate or intestate distributees, and the Corporation, and their respective successors and assigns, including, in the case of the Corporation, any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Corporation may be sold or otherwise transferred. Notwithstanding the foregoing, the availability of the personal services of the Consultant is an integral part of this Agreement. The Consultant's duty of performance hereunder shall not be subject to assignment, and the rights, if any, of the Consultant hereunder shall inure to the benefit of his legal representatives and testate or intestate distributees only to the extent that such rights shall have accrued prior to the date of the Consultant's death or legal incapacity.

                  Section 10.       Notices.

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:



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                  If to the Consultant:

                           Lawrence W. Peters
                           143 Cabot Road
                           Massapequa, New York 11758

                           with a copy to:

                           Milbank, Tweed, Hadley & McCloy
                           1 Chase Manhattan Plaza
                           New York, New York 10005
                           Attention:  Frederick C. Kneip, Esq.

                  If to the Corporation:

                           Astoria Financial Corporation
                           One Astoria Federal Plaza
                           Lake Success, New York 11042-1085
                           Attention:  General Counsel

                           with a copy to:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048
                           Attention:  W. Edward Bright, Esq.

                  Section 11.      Severability.

                  A determination that any provision of this Agreement, in whole or in part, is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof or of any part of the provision in question not determined to be unenforceable.

                  Section 12.       Waiver.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement  is  sought.  Any  waiver  or  relinquishment  of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  Section 13.       Counterparts.

                  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall


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constitute one and the same Agreement.

                  Section 14.       Governing Law.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of law principles of such laws. Notwithstanding anything herein contained to the contrary, any payments to the Consultant by the Corporation, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

                  Section 15.       Headings and Construction.

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  Section 16.       Entire Agreement; Modifications.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. This Agreement does not supercede the Letter Agreement dated April 2, 1998 between the Consultant, the Corporation and the Association pursuant to section 4.16(b) of the Agreement and Plan of Merger. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  Section 1 7.      Dispute Resolution.

                  Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration shall be held in Nassau County, New York, or at such other place as may be selected by mutual agreement. The arbitration shall be conducted before a panel of three neutral arbitrators, all of whom shall be members of the Bar of the State of New York, actively engaged in the practice of law for at least ten (10) years. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within ten (10) days after their appointment; if the arbitrators selected by the parties hereto are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the President of the American Arbitration Association or his designee. Either party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the arbitral tribunal's determination of the merits of the controversy. Neither party nor the arbitrators may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties. The prevailing party shall be entitled to an award of reasonable attorneys' fees.


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                  Section 18.       Indemnification.

                  To the maximum extent permitted under applicable law, during the Period of Engagement and for a period of six (6) years thereafter, the Corporation shall indemnify the Consultant against, and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director, officer or former director or officers of the Corporation or any subsidiary or affiliate thereof.

                  Section 19.       Survival.

                  The provisions of sections 5, 7, 8, 9, 10, 17, and 18 of this Agreement shall survive the termination of this Agreement or the expiration of the Period of Engagement.

                  Section 20.       Effective Date.

                  The effective date of this Agreement shall be the Closing Date. In the event that the merger contemplated by the Agreement and Plan of Merger is not consummated, this Agreement shall have no force or effect.

                  IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and the Consultant has hereunto set his hand, all as of the day and year first above written.

                                          /S/ Lawrence W. Peters
                                                   LAWRENCE W. PETERS


                                          ASTORIA FINANCIAL CORPORATION


                                          By: /S/ George L. Engelke, Jr.
                                          Title:   Chairman, President and Chief
                                                   Executive Officer

ATTEST:

By /S/ William K. Sheerin
         Secretary